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                         [GREENBERG TRAURIG LETTERHEAD]



                                                                     EXHIBIT 5.1

                                October 21, 1997

AmeriPath, Inc.
7289 Garden Road, Suite 200
Riviera Beach, FL 33404

     Re:  Public Offering of Common Stock
          -------------------------------

Gentlemen:

     We have acted as special counsel to AmeriPath, Inc., a Delaware corporation (the "Company"), in connection with its filing, pursuant to Rule 462(b), with the Securities and Exchange Commission of a Registration Statement on Form S-1, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company and certain selling stockholders of 600,000 and 90,000 shares, respectively, of the Company's Common Stock, par value $.01 per share (collectively, the "Shares").

     In connection with our rendering of this opinion, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (i) the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), (ii) the Certificate of Amendment to the Certificate of Incorporation which solely relates to the authorized but unissued shares of preferred stock of the Company (the "Amendment"), which Amendment shall be filed with the Secretary of State of the State of Delaware and become effective simultaneously with the closing of the offering of the Shares; (iii) the Amended and Restated Bylaws of the Company; (iv) resolutions of the Board of Directors of the Company, and the Pricing Committee thereof, authorizing the offering and the issuance of the Shares and related matters; (v) the Registration Statement and exhibits thereto; and (vi) such other documents and instruments as we have deemed necessary for the expression of opinions contained herein.

     We are of the opinion that the Shares, when issued and delivered in accordance with the Company's Certificate of Incorporation and the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be duly and validly authorized and issued and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Business--Government Regulation" and "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                        Sincerely,



                                        /s/ GREENBERG TRAURIG
                                        ---------------------------------
                                        GREENBERG, TRAURIG, HOFFMAN,
                                        LIPOFF, ROSEN & QUENTEL, P.A.